EXHIBIT 99.2

MICHELE DONNAN MARTIN

950 FOREST AVENUE

RYE, NEW YORK 10580

May 4, 2010

dELiA*s, Inc.

50 West 23rd Street

New York, New York 10010

Attention: David Diamond

Re: Employment Agreement dated as of January 28, 2008 between dELiA*s, Inc. and Michele Donnan Martin (the “Agreement”)

Dear David:

As a follow-up to discussions among me, Walter and Paul Raffin, this letter confirms that I hereby waive the provisions of Section 10(d)(ii) of the Agreement upon the resignation, removal or replacement of dELiA*s, Inc.’s current Chief Executive Officer. I understand and agree that dELiA*s, Inc. is relying on such waiver.

Sincerely,

/s/Michele Donnan Martin

Michele Donnan Martin